Exhibit 99.1
ANADIGICS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Quarterly Net Sales of $20.9 Million; a sequential increase of 10.6%
Quarterly GAAP EPS ($0.06); Non-GAAP EPS ($0.05)
Full Year Net Sales $86.3 Million
Full year GAAP EPS ($0.45); Non-GAAP EPS ($0.32)

WARREN, N.J., February 17, 2015— ANADIGICS, Inc. (Nasdaq: ANAD) (the “Company”), a world leader in radio frequency solutions reported fourth quarter 2014 net sales of $20.9 million, a sequential increase of 10.6%. Revenue for the full year 2014 was $86.3 million.

GAAP net loss for the fourth quarter of 2014 was $5.4 million, or ($0.06) per diluted share, a sequential improvement of 18.5%. GAAP net loss for the full year 2014 was $38.9 million, or ($0.45) per share. Non-GAAP net loss for the fourth quarter of 2014 was $4.7 million, or ($0.05) per share, representing a sequential improvement of 17.4%. Non-GAAP net loss for the year was $27.8 million or ($0.32) per diluted share.

As of December 31, 2014, cash and cash equivalents totaled $18.4 million, or net cash of $14.4 million, after excluding $4.0 million drawn under the Company’s credit facility.

“We have made remarkable progress since we announced our strategic restructuring late last June, and in virtually all aspects, outperformed our stated objectives in the second half of 2014,” said Ron Michels, chairman & CEO. “Infrastructure is taking the leadership position in the Company with strength across all of our key target markets, and we believe the Company is well positioned for success.”

“The benefits of our new business model are evident in our improving metrics, including cash efficiency and expanding gross margin,” said Terry Gallagher, executive vice president and CFO. “Our expense base, particularly R&D investments, is very well aligned with our growth plan.”

ANADIGICS’ financial outlook for Q1:

•
Revenue growth in Infrastructure is expected to offset some of the normal seasonal decrease in mobile revenue, which should result in a less-than-typical sequential decline in total revenue of only 10 to 13%

•	Non-GAAP gross margin is expected to improve sequentially by approximately 400 basis points
•	Operating expenses are expected to be approximately flat, sequentially

The statements regarding the Company’s anticipated future performance are forward-looking in nature and actual results may differ materially. Please see the safe harbor statement at the end of this press release for additional information.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call
ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 866-459-1514, conference ID 80993222. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 80993222 (available until February 24, 2015).

Recent Highlights

February 10 - ANADIGICS’ Board of Directors Elects Richard B. Kelson as a Member
February 9 - ANADIGICS to Maintain its Listing on the NASDAQ Global Select Market
January 14 - ANADIGICS to Update Fourth Quarter 2014 Guidance and Present at the 17th Annual Needham Growth Conference
December 18 - ANADIGICS Expands WiFi Infrastructure Product Line
November 24 - Huawei Ascend Mate 7 Powered by ANADIGICS WiFi Solution
November 5 - ANADIGICS Expands Infrastructure Product Line with New Family of Voltage-Controlled Oscillators

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	Unaudited	Unaudited	Unaudited	Audited

Net sales	$20,879	$36,286	$86,282	$134,242
Cost of sales	17,139	31,640	76,793	125,922
Gross profit	3,740	4,646	9,489	8,320
Research and development expenses	5,270	9,321	26,708	38,585
Selling and administrative expenses	3,640	5,574	17,094	23,813
Restructuring charges	133	-	6,098	1,915
Operating loss	(5,303)	(10,249)	(40,411)	(55,993)
Interest income	-	33	7	237
Interest expense	(134)	(31)	(303)	(82)
Other income, net	-	290	1,817	1,859
Net loss	$(5,437)	$(9,957)	$(38,890)	$(53,979)

Net loss per share:
Basic and diluted	$(0.06)	$(0.12)	$(0.45)	$(0.67)

Basic and dilutive shares outstanding	86,591	84,039	85,810	80,991

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(5,437)	$(9,957)	$(38,890)	$(53,979)
Stock compensation expense (excluding Restructuring charges)
Cost of sales	156	127	861	1,041
Research and development	294	465	1,744	2,118
Selling and administrative	151	636	2,067	3,428
Cost of sales charge (1)	-	665	2,080	2,589
Marketable securities redemptions and accretion (2)	-	(303)	(1,728)	(1,777)
Restructuring charges (3)	133	-	6,098	1,915
Non-GAAP net loss	$(4,703)	$(8,367)	$(27,768)	$(44,665)

Non-GAAP loss per share (*):
Basic and diluted	$(0.05)	$(0.10)	$(0.32)	$(0.55)

Supplemental Information
Infrastructure	$9,737	$11,256	$39,161	$36,199
Mobile	11,142	25,030	47,121	98,043
Net Sales	$20,879	$36,286	$86,282	$134,242

Depreciation	$2,496	$3,446	$11,317	$14,510

(*) Calculated using related GAAP shares outstanding

(1) Cost of sales charge for the twelve months ended December 31, 2014 includes $2,080 inventory write-down.
Cost of sales charge for the three months ended December 31, 2013 includes $665 for product scrap from process standardization implementation. The twelve months ended December 31, 2013 includes $756 for customer cost reimbursement, $438 for costs from power interruptions, $730 charges for repair and product scrap from accelerated production ramp, and $665 for product scrap from process standardization implementation.
(2) Marketable securities adjustments include realized gains upon redemptions and interest accretion.
(3) Restructuring for the three months ended December 31, 2014 includes $365 workforce reduction, $479 fixed asset write-downs, and $711 realized gain on the sale of certain surplus fixed assets. The twelve months ended December 31, 2014 includes $4,199 workforce reduction charges and $4,201 fixed asset write-downs, partly offset by $2,302 from realized gains on the sale of certain surplus fixed assets identified following the strategic restructuring in the second quarter of 2014. The twelve months ended
December 31, 2013 included $1,915 workforce reduction charge recorded in the first quarter of 2013.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2014	12/31/2013 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$18,430	$20,947
Marketable securities	-	3,447
Accounts receivable	5,335	15,156
Inventory	13,844	21,114
Prepaid expenses and other current assets	2,721	3,628
Assets held for sale	335	-
Total current assets	40,665	64,292

Plant and equipment, net	17,171	33,176
Other assets	180	213
	$58,016	$97,681

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$5,913	$13,043
Accrued liabilities	3,419	4,380
Accrued restructuring costs	904	245
Bank borrowings	4,000	-
Total current liabilities	14,236	17,668

Other long-term liabilities	1,122	1,604

Stockholders’ equity	42,658	78,409
	$58,016	$97,681

(*) The condensed balance sheet at December 31, 2013 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.